Exhibit 99.1

SOURCE: Neptune Wellness Solutions Inc.

Neptune Appoints Interim President and CEO and Interim COO

LAVAL, QUÉBEC, CANADA – March 8, 2024 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), today announced the Company's Board of Directors has named Board member Michael De Geus Interim President and Chief Executive Officer, effective immediately. Mr. De Geus has served as an integral member of the previously disclosed Restructuring Committee of the Board of Directors following the furlough and departure of Michael Cammarata, who served as President and Chief Executive Officer since 2019. Additionally, the Company’s Board of Directors has named Cedrick Billequey, currently General Manager of Neptune’s subsidiary Biodroga Nutraceuticals, Inc. (“Biodroga”), Interim Chief Operating Officer of Neptune. He will continue his role at Biodroga concurrently with his interim appointment.

Mr. De Geus has been a director of Neptune since April 2020. He is a highly accomplished security executive with almost 20 years of domestic and international safety, protection and entrepreneurship experience. His 12-year career with the United States Secret Service afforded him the opportunity to become an expert in the art of protection and problem solving where he focused on safeguarding people, places and things all over the world. He is experienced in leading Presidential details for multiple US Presidents, leading cyber security, fraud, and financial crimes investigations, including the largest data breach cases in US Secret Service history, and operationalizing large mission-based teams. He is also the founder of Leatherback Gear (the only patented personal protection system D2C) and HERO Beverage Co. (with the goal of Helping Everyone Remain Operational, benefiting first responders, servicemen and women, and other heroes). He holds a Bachelor of Sciences in Criminal Justice from California State University, Fullerton, a Master of Sciences in International Relations from Troy State University, and was a PhD Candidate in Public Policy specializing in Homeland Security.

Mr. Billequey has been leading Biodroga , Neptune’s nutraceuticals brand subsidiary, for over three years, during which time Biodroga expanded its client portfolio and became a profitable company. He led the restructuring of the entire Biodroga team and its processes to ensure superior customer service levels and scalability. Cedrick possesses significant experience and knowledge in B2B business development and supply chain optimization, with a solid background in finance. Prior to joining Biodroga, Cedrick worked over 20 years in the Pharmaceutical industry where he held various leadership roles in International Business Development, Supply Chain, Project Management and Finance. He worked many years at Pharmascience, one of the largest generic pharmaceutical companies in Canada, before joining Jamp Pharma Corporation as Vice-President International Business Development, one of the fastest growing Canadian Pharmaceutical companies. In 1999, he received a Bachelor of Business Administration in Finance from the University of Alabama in Huntsville.

Julie Phillips, Chair of the Board of Neptune and member of the Company’s Restructuring Committee, commented “Michael has played a vital role as a member of the board and now as a key player in the strategic and restructuring initiatives. He is adept at bringing focus and a mission-driven culture to identify and overcome obstacles. Cedrick has the unique ability to build cultural and operational excellence, and is a highly respected teammate in the company, as well as a trusted leader in the health and wellness industry. I look forward to continuing to partner with Michael and Cedrick to move the company forward and effect positive change.”

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec with a United States headquarters in Jupiter, Florida, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The company's products are available in more than 29,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements

Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Report on Form 10-K and its subsequent filings, which are available on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Going Concern

As of the date this press release, there is minimal cash balance at the Company. The Company requires funding in the very near term in order to continue its operations and is considering all strategic alternatives that may be available, including debt financing and asset divestitures, in order to generate cash to fund operations. The Company’s lack of cash resources and current share price may adversely affect its ability to raise new capital, maintain its NASDAQ listing and execute its business strategy. If the Company is unable to obtain funding in the near term, it may have to cease operations and liquidate its assets. These conditions cast substantial doubt about the Company's ability to continue as a going concern.

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